Exhibit 24.1
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that the undersigned V.F. Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (“VF”), and the undersigned directors and officers of VF hereby constitute and appoint Eric C. Wiseman and Candace S. Cummings, and each of them, severally, his or her true and lawful attorneys and agents at any time and from time to time to do any and all acts and things and execute in his or her name (whether on behalf of VF, or by attesting the seal of VF or otherwise), any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable and may be required to enable VF to comply with the Securities Act of 1933 and any rules, regulations or requirements of the Securities and Exchange Commission (“Commission”) in respect thereof, in connection with VF’s 1996 Stock Compensation Plan (the “Plan”) and shares of Common Stock of VF offered pursuant to or in connection with the Plan, including specifically, but without limiting the generality of the foregoing, power of attorney to sign the name of VF and affix the corporate seal and to sign the names of the undersigned directors and officers to all registration statements, and all amendments and supplements thereto, on Form S-8 or S-8/S-3 or on any other appropriate Form, hereafter filed with the Commission and all instruments or documents filed as a part thereof or in connection therewith, and each of the undersigned hereby ratifies and confirms all that said attorneys, agents, or any of them, shall do or cause to be done by virtue hereof.
          IN WITNESS WHEREOF, each of the undersigned has subscribed to these presents as of the 27th day of April, 2010.

ATTEST:	V.F. CORPORATION

/s/ Candace S. Cummings	By:	/s/ Eric C. Wiseman

Candace S. Cummings		Eric C. Wiseman
Vice President — Administration,		Chairman of the Board
General Counsel and Secretary

Principal Executive Officer:	Principal Financial Officer:

/s/ Eric C. Wiseman Eric C. Wiseman President and Chief Executive Officer	/s/ Robert K. Shearer Robert K. Shearer Senior Vice President and Chief Financial Officer Principal Accounting Officer:

/s/ Bradley W. Batten Bradley W. Batten Vice President-Controller and Chief Accounting Officer

/s/ Charles V. Bergh Charles V. Bergh, Director	/s/ Robert J. Hurst Robert J. Hurst, Director

/s/ Richard T. Carucci Richard T. Carucci, Director	/s/ W. Alan McCollough W. Alan McCollough, Director

Juliana L. Chugg, Director	/s/ Clarence Otis, Jr. Clarence Otis, Jr., Director

/s/ Juan Ernesto de Bedout Juan Ernesto de Bedout, Director	/s/ M. Rust Sharp M. Rust Sharp, Director

/s/ Ursula O. Fairbairn Ursula O. Fairbairn, Director	/s/ Raymond G. Viault Raymond G. Viault, Director

/s/ George Fellows George Fellows, Director	/s/ Eric C. Wiseman Eric C. Wiseman, Director